Exhibit 3.86

SINGLE MEMBER OPERATING AGREEMENT

OPERATING AGREEMENT
OF
SARC/SAN ANTONIO, LLC

Members

	Aggregate Percentage Interest		Cash Contributed or Agreed Value of Other Property or
Name, Address, SSN	Financial	Governance	Services Contributed
ARC Financial Services Corporation 3401 West End Avenue Suite 120 Nashville, Tennessee 37203 FEIN: 62-1757872	100%	100%	$1,000.00

ATTEST: The above information is true, complete and correct this the 29th day of June, 2001.

/s/ Ronald L. Brank
Secretary

SINGLE MEMBER OPERATING AGREEMENT

SARC/SAN ANTONIO, LLC
OPERATING AGREEMENT

Parties to Contribution Agreements

Name, Address, SS#	Class of Membership Interest and Percentage Interest to be Acquired	Amount of Cash or Value of Property or Services Required to be Contributed	Time at Which Contribution is Required to be Made
None

ATTEST: The above information is true. complete and correct this the 29th day of June, 2001.

/s/ Ronald L. Brank
Secretary

SINGLE MEMBER OPERATING AGREEMENT

SARC/SAN ANTONIO, LLC
OPERATING AGREEMENT

Parties to Contribution Allowance Agreements

Name, Address, SS#	Class of Membership Interest and Percentage Interest Able to be Acquired	Amount of Cash or Value of Property or Services that must be Contributed to Acquire Interest	Time at Which Contribution is to be Made
None

ATTEST: The above information is true, complete and correct this the 29th day of June, 2001.

/s/ Ronald L. Brank
Secretary

SINGLE MEMBER OPERATING AGREEMENT

SARC/SAN ANTONIO, LLC
OPERATING AGREEMENT

Assignees of Financial Rights

Name, Address, SS#	Name of Assignor	Amount of Financial Rights Assigned
None

ATTEST: The above information is true, complete and correct this the 29th day of June, 2001.

/s/ Ronald L. Brank
Secretary

SINGLE MEMBER OPERATING AGREEMENT

SARC/SAN ANTONIO, LLC
OPERATING AGREEMENT

Managers

Chief Manager and President:	Charles T. Neal

Chief Financial Officer, Sr. Vice President,
Secretary and Treasurer:	Ronald L. Brank

Chief Development Officer
and Sr. Vice President:	William V. B. Webb

Principal Executive Office:	3401 West End Avenue
Suite 120
Nashville, Tennessee 37203

Except as provided herein, the LLC shall be controlled by the default rules of the Act and the provisions of the Articles. The LLC shall be member-managed. The Membership Interests (Financial Rights and Governance Rights) are as set forth herein. In order to make a distribution greater than the amount required to pay federal income taxes on the income of the LLC, all distributions shall require the consent of the majority of the Members. There shall, to the extent reasonably possible, be annual distributions equal to the federal tax on the taxable income of the LLC. Membership Interests and Financial Rights may only be assigned upon the consent of a majority of the Members. New Members may only be admitted on a Majority Vote of the then existing Members. For these purposes, “Majority Vote” shall mean a majority of the Governance Rights entitled to vote on the matter, or with respect to Members, a majority in number of Members entitled to vote, whether or not present at a meeting. The only dissolution events shall be the having of no Members or a Majority Vote of the Members to dissolve the LLC.

This the 29th day of June, 2001.

SYMBION AMBULATORY RESOURCE CENTRES, INC.

By:	/s/ Charles T. Neal
Charles T. Neal
President and CEO

ATTEST: The above information is true, complete and correct this the 29th day of June, 2001.

/s/ Ronald L. Brank
Secretary